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                                                                    Exhibit 4.2B
                                ALTIRIS, INC.

            FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               May 2, 2002

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                               TABLE OF CONTENTS
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                                                                            Page
                                                                            ----

1.     Registration Rights....................................................1

       1.1     Definitions....................................................1
       1.2     Request for Registration.......................................3
       1.3     Company Registration...........................................4
       1.4     Obligations of the Company.....................................5
       1.5     Furnish Information............................................6
       1.6     Expenses of Demand Registration................................6
       1.7     Expenses of Company Registration...............................7
       1.8     Underwriting Requirements......................................7
       1.9     Delay of Registration..........................................8
       1.10    Indemnification................................................8
       1.11    Reports Under Securities Exchange Act of 1934.................10
       1.12    Form S-3 Registration.........................................10
       1.13    Transfer or Assignment of Registration Rights.................12
       1.14    Limitations on Subsequent Registration Rights.................13
       1.15    "Market Stand-Off" Agreement..................................13
       1.16    Termination of Registration Rights............................14

2.     Covenants of the Company to the Investors.............................14

       2.1     Information Rights............................................14
       2.2     Visitation and Inspection.....................................15
       2.3     Right of First Offer..........................................15
       2.4     Qualified Small Business......................................17
       2.5     Other Covenants...............................................17
       2.6     Confidentiality, Assignment and Termination of Covenants......18
       2.7     Compaq Rights Agreement.......................................19

3.     Covenants of the Investors to the Company.............................19

       3.1     Investor Director - Membership on Boards of Other Companies...19
       3.2     Investor Director - Board Observer of Other Companies.........19
       3.3     Compaq Registrable Securities.................................19

4.     Legend................................................................20

5.     Miscellaneous.........................................................20

       5.1     Governing Law.................................................20
       5.2     Waivers and Amendments........................................20
       5.3     Successors and Assigns........................................21
       5.4     Entire Agreement..............................................21
       5.5     Notices.......................................................21
       5.6     Interpretation................................................21

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                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----

       5.7     Severability..................................................22
       5.8     Aggregation of Stock..........................................22
       5.9     Counterparts..................................................22
       5.10    Telecopy Execution and Delivery...............................22
       5.11    Expenses......................................................22
       5.12    Severability..................................................22

Schedules:
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A   -   Schedule of Investors

                                     -ii-

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                                ALTIRIS, INC.

            FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS FIRST AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of May 2, 2002 by and among Altiris, Inc., a Delaware
 ---------
corporation (the "Company"), and the individuals and entities listed on
                  -------
Schedule A hereto (each, an "Investor" and collectively, the "Investors").
----------                   --------                         ---------

                               R E C I T A L S

         WHEREAS, the Company and certain of the Investors are parties to the Company's Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Agreement");
 ------------------

         WHEREAS, the Investors' obligations under the Series C Agreement are conditioned upon the execution and delivery of this Agreement by such Investors and the Company; and

         WHEREAS, certain holders of the Company's Series A Preferred Stock and Series B Preferred Stock desire to amend and restate, by entering into this Agreement, that certain Investors' Rights Agreement, dated February 21, 2002, by and among the Company and the Investors (as defined therein) (the "Prior
                                                                      -----
Rights Agreement").
----------------

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby amend and restate the Prior Rights Agreement and agree as follows:

         1.       Registration Rights.  The Company covenants and agrees as
                  -------------------
follows:

                  1.1  Definitions.  For purposes of this Agreement:
                       -----------

                       (a) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                       (b) The term "Act" means the Securities Act of 1933, as amended.

                       (c)     The term "Canopy" shall mean The Canopy Group,
Inc.

                       (d) The term "Class B Common Stock" shall mean the Company's Class B Non-Voting Common Stock, par value $0.0001.

                       (e) The term "Common Stock" means the common stock, par value $0.0001, of the Company.

                       (f) The term "Conversion Stock" shall mean the shares of Common Stock issued or issuable upon conversion of the Shares.

                       (g) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that

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permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                       (h) The term "Holder" means any person owning or having the right to acquire Registrable Securities, initially the Investors, or any assignee thereof in accordance with Section 1.13.

                       (i) The term "Preferred Stock" means the Company's Series A Preferred Stock, par value $0.0001, the Company's Series B Preferred Stock, par value $0.0001, and the Company's Series C Non-Voting Preferred Stock, par value $0.0001.

                       (j) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                       (k) The term "Registrable Securities" means (i) the Conversion Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above; provided, however, that Registrable Securities shall exclude any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned, provided further that, for purposes of Sections 1.2, 1.3 and 1.12, shares of Common Stock issuable upon conversion of shares of Class B Common Stock shall not be Registrable Securities until such Class B Common Stock is converted or is then convertible into shares of Common Stock, and provided further that shares of Common Stock or other securities shall only be treated as Registrable Securities if they have not been sold to or through a broker or dealer or an underwriter in a public distribution or a public securities transaction.

                       (l) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                       (m) The term "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                       (n) The term "Rule 144(k)" shall mean subsection (k) of Rule 144.

                       (o) The term "Rule 145" shall mean Rule 145 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

                       (p) The term "SEC" shall mean the United States Securities and Exchange Commission.

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                       (q)     The term "Shares" shall mean the Preferred Stock
and Class B Common Stock held by (or issuable upon conversion of Preferred Stock held by) the Holders.

                  1.2  Request for Registration.
                       ------------------------

                       (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) three years from the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating solely to employee benefit or similar plans or a registration statement relating to a Rule 145 transaction), a written request from the Holders holding at least a majority of the Registrable Securities that the Company effect a registration under the Act covering the registration of Registrable Securities having an anticipated aggregate offering price to the public of at least $5,000,000, then the Company shall (i) give written notice of such request to all Holders within ten (10) business days of the date such request is given and (ii) use its best efforts to effect as soon as practicable (and in any event within ninety (90) calendar days of the date such request is given) the registration under the Act of all Registrable Securities that the Holders request to be registered within twenty
(20) calendar days of the date the Company's notice referred to in this subsection 1.2(a) is given.

                       (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the
                        ------------------
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders holding Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all Holders electing to include shares in the underwriting, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company's account) are first entirely excluded from the underwriting.

                       (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration pursuant to this Section
 1.2, a certificate signed by the

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Company's President stating that in the good faith judgment of the Company's
Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) calendar days after the date the request of the Initiating Holders is given; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

                       (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                               (i)   after the Company has effected two (2)
registrations pursuant to this Section 1.2 and such registration statements have been declared or ordered effective;

                               (ii)  during the period starting with the date
sixty (60) calendar days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company's account subject to Section 1.3 below; provided that the Company is actively employing its best efforts to cause such registration statement to be effective;

                               (iii) if the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12; or

                               (iv)  in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  1.3  Company Registration.  If the Company proposes to
                       --------------------
register any of its stock or other securities either for its own account or the account of a stockholder or stockholders (other than (i) the Company's initial public offering, (ii) pursuant to Sections 1.2 or 1.12, (iii) a registration relating solely to employee benefit or similar plans, (iv) a registration on Form S-4, or its successor, in connection with acquisition transactions or (v) relating to a transaction listed in Rule 145(a) under the Act), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) calendar days of the date such notice is given, the Company shall, subject to the provisions

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of Section 1.8, include in the registration all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4  Obligations of the Company.  Whenever required under this
                       --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                       (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders holding at least a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) calendar days or any less period of time in the event the distribution described in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration statement on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until either all such Registrable Securities are sold or the registration statement has been effective for a period of 180 calendar days, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                       (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                       (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                       (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

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                       (e)     In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

                       (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                       (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed; and

                       (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.5  Furnish Information.
                       -------------------

                       (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required by the Company or the managing underwriters, if any, to effect the registration of such Holder's Registrable Securities.

                       (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 1.2(a) or Section 1.12(d)(ii), whichever is applicable.

                  1.6  Expenses of Demand Registration.  All expenses (other
                       -------------------------------
than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2 and 1.12, including (without limitation) all registration, filing and qualification fees, printer's fees, accounting fees and fees and disbursements of counsel for the Company and the reasonable fees up to a maximum of $15,000 of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.12 if the registration request is subsequently withdrawn at the request of the Holders holding at least a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders holding at least a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to

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Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one demand registration pursuant to Section 1.2.

                  1.7  Expenses of Company Registration. The Company shall bear
                       --------------------------------
and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing and qualification fees, printer's fees, accounting fees and fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; but if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements up to a maximum of $15,000 of one counsel for the selling Holders) but excluding underwriting discounts and commissions relating to Registrable Securities.

                  1.8  Underwriting Requirements. In connection with any
                       -------------------------
offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine, in their sole discretion, will not jeopardize the success of the offering by the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders selling Registrable Securities hereunder according to the total amount of securities requested to be included therein by each such selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case such Holders may be excluded entirely if the underwriters make the determination described above and no other stockholder's securities are included in such registration statement. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners (or retired partners), members (or retired members) and stockholders of such selling stockholder, or the estates and family members of any such partners (retired partners), members (or retired members) or stockholders and any trusts for the benefit of any of the foregoing persons and any affiliates or entities under common investment management with such Holders shall be deemed to be a single "selling stockholder" and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder" as defined in this sentence.

                  1.9  Delay of Registration. No Holder shall have any right to
                       ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10 Indemnification.
                       ---------------

                       (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, and directors of such Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state securities law or rule or regulation promulgated thereunder, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (collectively, the "Filings"), (ii) the omission or alleged omission to state in the Filings a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay any legal or other expenses reasonably incurred by any person to be indemnified pursuant to this subsection 1.10(a) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that a court of competent jurisdiction finally determines that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

                       (b) To the extent permitted by law, each selling Holder will severally indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law or rule or regulation promulgated thereunder insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that a court of competent jurisdiction finally determines that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

                       (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                       (d)      If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect of any loss, claim, damage or expense referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any Holder be required under this Section 1.10(d) to contribute an amount in excess of the net proceeds from the offering received by such Holder.

                       (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

                       (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 Reports Under Securities Exchange Act of 1934. With a
                       ---------------------------------------------
view to making available the benefits of certain rules and regulations of the SEC, including Rule 144, that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                       (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                       (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                       (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                       (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.12 Form S-3 Registration.
                       ---------------------

                       (a)      Subject to the conditions of this Section
1.12, if the Company shall receive from any Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder(s), then the Company shall (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) calendar days of the date the Company's notice referred to in clause (a) of this sentence is given.

                       (b)      If the Holders requesting registration
pursuant to this Section 1.12 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in clause (a) of Section 1.12(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders requesting registration. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution. Notwithstanding any other provision of this
Section 1.12, if the underwriter advises the Holders requesting registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders holding Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first among all Holders thereof, including the Holders requesting registration, in proportion (as nearly as practicable) to the amount of Registrable Securities requested by each such Holder to be included in such underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (including those to be sold for the Company's account) are first entirely excluded from the underwriting.

                       (c)      Notwithstanding the foregoing, if the
Company shall furnish to the Holder(s) requesting a registration pursuant to this Section 1.12, a certificate signed by the Company's President stating that in the good faith judgment of the Company's Board of Directors, such registration would be seriously detrimental to the Company and its stockholders and that it is, therefore, essential to defer taking action with respect to such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) calendar days after the date the request of the Holder(s) requesting a registration pursuant to this Section 1.12 is given; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

                       (d)     In addition, the Company shall not be
obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.12:

                               (i)      if Form S-3 is not available for such
offering by the Holders;

                               (ii)     if the Holders, together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

                               (iii)    if the Company has, within the twelve
(12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.12;

                               (iv)     during the period starting with the date
sixty (60) calendar days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) calendar days after the effective date of, any registration statement pertaining to a public offering of securities for the Company's account subject to Section 1.3; provided that the Company is actively employing its best efforts to cause such registration statement to be effective; or

                               (v)      in any particular jurisdiction in
which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                       (e)     Registrations effected pursuant to this Section
1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                 1.13  Transfer or Assignment of Registration Rights. The rights
                       ---------------------------------------------
to cause the Company to register Registrable Securities pursuant to this
Section 1 may be transferred or assigned, but only with all related obligations, by a Holder to a transferee or assignee who (a), after such transfer or assignment, holds at least 200,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) of Registrable Securities from such transferring Holder, (b) is a partner or retired partner of the transferring Holder that is a partnership, (c) a member or retired member of the transferring Holder that is a limited liability company or (d) is an "affiliate" (as defined in Rule 144 of the Regulations under the Act) of the transferring Holder or an entity under common investment management with the transferring Holder; provided that (i) prior to such transfer or assignment, the Company is furnished with written notice stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15, (iii) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Act, and (iv) all assignees and transferees of a transferor pursuant to clauses (b), (c) or (d) who would not otherwise qualify individually for assignment of registration rights under clause (a) above shall designate a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1. Shares of Registrable Securities that are "affiliates" shall be aggregated for the purposes of determining whether such persons or entities meet the threshold in clause (a) above.

                  1.14 Limitations on Subsequent Registration Rights. From and
                       ---------------------------------------------
after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

                  1.15 "Market Stand-Off" Agreement.  Each Holder hereby agrees
                       ----------------------------
that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) calendar days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The foregoing covenants (A) shall apply only to the Company's initial public offering of equity securities, (B) shall not apply to the sale of any shares of the Company's capital stock by a Holder, including Canopy, to the underwriters of the Company's initial public offering pursuant to the underwriting agreement of the initial public offering or to the sale of shares acquired by a Holder in the initial public offering or in open market transactions on or after the date of the final prospectus for such initial public offering and (C) shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. Each Holder agrees to execute an agreement(s) as may be requested by the managing underwriters at the time of the initial public offering that are consistent with this Section 1.15, and further agrees that the Company may impose stop transfer instructions with its transfer agent in order to enforce the covenants in (i) and (ii) above. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of the covenants in this
Section 1.15 and shall have the right, power and authority to enforce such covenants as though they were a party hereto. Any discretionary waiver or termination of the above market standoff agreement restrictions by the Company or representatives of the underwriters shall apply to all persons and entities subject to such agreements pro rata based on the number of shares subject to such agreements. The Company agrees to use its best efforts to ensure that all the shares of its capital stock (upon issuance after the date hereof) shall be subject to market standoff provisions at least as restrictive as those set forth above.

                  1.16 Termination of Registration Rights. No Holder shall
                       ----------------------------------
be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) as to any Holder, such earlier time after such initial offering at which such Holder (A) can sell all shares held by it in compliance with Rule 144(k) or (B) holds one percent (1%) or less of the Company's outstanding Common Stock and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144.

         2.       Covenants of the Company to the Investors.
                  -----------------------------------------

                       2.1     Information Rights. The Company shall deliver to
                               ------------------
each Investor:

                       (a) as soon as practicable, but in any event within ninety (90) calendar days after the end of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, consolidated statements of equity and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles ("GAAP"), all in reasonable detail and audited by independent public accountants of national standing selected by the Company;

                       (b) as soon as practicable, but in any event within forty-five (45) calendar days after the end of each of the first three
(3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such quarter prepared in accordance with GAAP, all in reasonable detail;

                       (c) within thirty (30) calendar days of the end of each month, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such month prepared in accordance with GAAP, all in reasonable detail;

                       (d) at least 10 days prior to the beginning of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and income statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                       (e) such other information relating to the financial condition, business or corporate affairs of the Company as the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information, provided, further, however, that the Company shall not be obligated to provide any information under this Section 2.1 to an Investor who nominated an Investor Director (as defined below) that violates the covenants set forth in Sections 3.1 and 3.2 hereof.

         With respect to the financial statements called for in subsections
(b) and (c) of this Section 2.1, the Company shall, concurrent with the delivery of such financial statements, provide an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

                   2.2 Visitation and Inspection. The Company shall permit each
                       -------------------------
Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers in good faith to be a trade secret or similar confidential information or to provide any information under this Section 2.2 to an Investor who nominated an Investor Director (as defined below) that violates the covenants set forth in Sections 3.1 and 3.2 hereof. The provisions of this Section 2.2 shall not be in limitation of any rights which any Investor may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the State of Delaware.

                  2.3  Right of First Offer. Subject to the terms and conditions
                       --------------------
specified in this Section 2.3, the Company hereby grants to each Investor, a right of first offer to purchase its Pro Rata Share (as hereinafter defined for the purpose of this Section 2.3) (in whole or in part) with respect to future sales by the Company of its Future Shares (as hereinafter defined). Notwithstanding Section 2.6(b), each Investor shall be entitled to assign or apportion the right of first offer hereby granted it among itself, its partners, members and its affiliates (including in the case of a venture capital fund other venture capital funds affiliated and/or under common investment management with such fund) in such proportions as it deems appropriate. For purposes of this Section 2.3, an Investor's "Pro Rata Share" of Future Shares shall be a fraction, the numerator of which is the number of shares of Common Stock and Class B Common Stock issuable upon conversion of Preferred Stock then held by such Investor plus the number of shares of Common Stock and Class B Common Stock then held by such Investor that were actually issued to such Investor upon conversion of Preferred Stock and the denominator of which is the total number of shares of the Company's Common Stock then outstanding

(assuming full conversion and exercise of all convertible or exercisable securities and including all shares of Common Stock reserved for future issuance pursuant to the Company's 1998 Stock Option Plan and 2002 Stock Plan). Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Future Shares"), the Company shall first make an offering of such
        -------------
Future Shares to each Investor in accordance with the following provisions:

                       (a)      The Company shall deliver a notice
("Notice") to each of the Investors stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Future Shares.

                       (b)      Each Investor may elect to purchase or
obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such Future Shares by notifying the Company in writing within ten
(10) calendar days from the date the Notice is given by the Company. The Company shall promptly, in writing, inform each Investor that elects to purchase all the Future Shares available to it (a "Fully-Exercising Investor")
                                                   -------------------------
of any other Investor's failure to do likewise. During the ten (10) calendar day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Future Shares for which Investors were entitled to subscribe but that were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such Fully-Exercising Investor plus the number of shares of Common Stock then held by such Fully-Exercising Investor that were actually issued to such Investor upon conversion of Preferred Stock bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed Future Shares.

                       (c) To the extent that Future Shares are not obtained by the Investors as provided in subsection (b) above, the Company may, during the ninety (90) calendar days following the expiration of the period provided in subsection (b) above, offer the remaining unsubscribed portion of such Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided in this Section 2.3 shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                       (d) The right of first offer in this Section 2.3 shall not be applicable to the issuance of (i) shares of Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to the Company's 1998 Stock Option Plan, 2002 Stock Plan or other employee stock incentive programs or arrangements approved by a majority of the Board of Directors, (ii) shares of Common Stock or Preferred Stock issuable upon exercise of warrants outstanding as of the date of hereof, (iii) capital stock or warrants or options to purchase capital stock issued to unaffiliated entities of the Company in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by a majority of the Board of Directors, (iv) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by a majority of the Board of Directors, (v) shares of Common Stock or Class B Common Stock issued or issuable upon conversion of the Shares, (vi) shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or Class B Common Stock, (vii) shares of Common Stock or Class B Common Stock issued in connection with any stock split, stock dividend, recapitalization, or the like by the Company, and (viii) shares of Common Stock issued pursuant to a transaction involving a strategic partner or non-employee service provider the primary purpose of which is other than raising equity capital and which is approved by a majority of the Board of Directors.

                       (e) The right of first offer in this Section 2.3 with respect to holders of Series B Preferred Stock may be waived by the affirmative vote or consent of the holders of a majority of the Series B Preferred Stock. The right of first offer with respect to holders of Series A Preferred Stock may be waived by the affirmative vote or consent of the holders of a majority of the Series A Preferred Stock. The right of first offer with respect to holders of shares of Series C Non-Voting Preferred Stock may be waived by the affirmative vote or consent of the holders of a majority of the Series C Non-Voting Preferred Stock.

                  2.4  Qualified Small Business. The Company will use reasonable
                       ------------------------
best efforts to comply with the reporting and recordkeeping requirements of
Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code")
                                                                       ----
pertaining to "Qualified Small Business Stock", any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company (unless approved by the Board of Directors of the Company) if such repurchase would cause the Shares not to so qualify as "Qualified Small Business Stock." The Company shall submit to the Holders and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Holder has delivered to the Company a written request therefor, the Company shall deliver to such Holder a certificate informing the Holder whether such Holder's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code (a "QSBS Certificate"). The Company's obligation to furnish this QSBS Certificate
 ----------------
pursuant to this Section 2.4 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

                  2.5  Other Covenants.
                       ---------------

                       (a)      Board of Directors. The Company shall promptly
                                ------------------
reimburse in full each director of the Company who is not an employee of the Company (an "Outside Director") for all of his or her reasonable out-of-pocket
             ----------------
expenses incurred in attending each meeting of the Company's Board of Directors or any committee thereof.

                       (b)      Compensation Committee. The Company has as of
                                ----------------------
the date hereof or shall at the next board meeting create a Compensation Committee, which shall contain no more than three persons, one of whom shall be the Investor Director (as defined below) provided that the Company shall not be required to appoint the Investor Director to the Compensation Committee at such time as the Investor Director is no longer a member of the Board of Directors. The Investor Director shall initially be the person nominated by Technology Crossover Ventures and elected by the holders of a majority of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock (the "Investor Director").
                                                      -----------------
Technology Crossover Ventures initially nominates Jay C. Hoag to be the Investor Director. The Compensation Committee shall administer the Company's equity incentive plans and make recommendations to the Company's Board with respect to management compensation and the terms of any Compensation Committee Charter.

                       (c)      Directors and Officers Insurance. The Company
                                --------------------------------
shall within ninety (90) calendar days of the date hereof use its commercially reasonable efforts to obtain from financially sound and reputable insurers directors and officers insurance with coverage not less than $5,000,000. The Company will cause to be maintained the directors and officers insurance required by this subsection. Such policy shall not be cancelable by the Company without prior approval of the Board of Directors, including the Investor Director, provided that six months after the closing of the Company's Initial Public Offering, the separate consent of the Investor Director shall not be required to cancel such policy.

                       (d)      Key-man Insurance. The Company shall by no later
                                -----------------
than May 21, 2002 use its commercially reasonable efforts to obtain from financially sound and reputable insurers term life insurance on the life of Greg Butterfield. The Company will cause to be maintained the term life insurance required by this subsection. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors, including the Investor Director, provided that upon the closing of the Company's Initial Public Offering, the separate consent of the Investor Director shall not be required to cancel such policy..

                       (e)      Liability Insurance. The Company shall by no
                                -------------------
later than May 21, 2002 use its commercially reasonable efforts to obtain from financially sound and reputable insurers general liability insurance of the type and in amounts customary for companies similarly situated, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. The Company will cause to be maintained the general liability insurance required by this subsection, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

                  2.6  Confidentiality, Assignment and Termination of Covenants.
                       --------------------------------------------------------

                       (a)      Confidentiality. Each Investor receiving
                                ---------------
information under the covenants set forth in Sections 2.1 and 2.2 hereby agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; provided, however, that notwithstanding the foregoing, the Holders may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company's business in their reports to their limited partners.

                       (b)      Assignment. The rights of the Investors set
                                ----------
forth in Sections 2.1, 2.2 and 2.3 may be assigned or transferred, but only with all related obligations, by an Investor to an assignee or transferee who acquires at least 200,000 shares of Conversion Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) from such transferring Investor; provided that in no event shall this Section 2.5(b) limit or otherwise restrict an Investor's ability to apportion its Right of First Offer under Section 2.3 above.

                       (c)      Termination. The covenants set forth in
                                -----------
Sections 2.1, 2.2, and 2.3 shall terminate as to all Investors and be of no further force or effect upon the earlier to occur of (i) the closing of the Company's initial underwritten public offering of its securities to the general public pursuant to an effective registration statement filed by the Company under the Act and pursuant to which all Preferred Stock is converted to Common Stock or Class B Common Stock, or (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company's state of incorporation) in which the consideration to the stockholders of the Company consists entirely of cash and/or securities of a company that are tradeable on a national securities exchange or the Nasdaq National Market, and the covenants set forth in Sections
2.1 and 2.2 shall terminate as to all Investors and be of no further force or effect upon the date upon which the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act.

                  2.7  Compaq Rights Agreement. As soon as reasonably
                       -----------------------
practicable, but in any event prior to September 30, 2002, the Company shall use its best efforts to resolve any conflicts between the registration rights granted to Compaq Computer Corporation ("Compaq") in that certain Investors Rights Agreement dated March 30, 2001 (the "Compaq Rights Agreement") and the registration rights granted under this Agreement.

         3.       Covenants of the Investors to the Company.

                  3.1  Investor Director - Membership on Boards of Other
                       -------------------------------------------------
Companies. The Investors shall not elect a person to be the Investor Director if
---------
such person serves on the Board of Directors of any other company that competes in the systems management software market or otherwise competes directly with the Company and shall vote to remove such Investor Director from the Company's Board of Directors if the Investor Director subsequently serves on the Board of Directors of such a competitor.

                  3.2  Investor Director - Board Observer of Other Companies.
                       -----------------------------------------------------
The Investors shall vote to remove the Investor Director from the Company's Board of Directors if the Investor Director serves in a Board observer capacity of any other company that competes in the systems management software market or otherwise competes directly with the Company without giving prior notice to the Company's Board of Directors.

                  3.3  Compaq Registrable Securities. The Investors will consent
                       -----------------------------
to amendment of this Agreement to include the Compaq Registrable Securities (as defined hereafter) as Registrable Securities on a pari passu basis with respect to any Company Registration pursuant to Section 1.3 hereof and on a subordinate basis with respect to any cut-backs in the number of shares to be registered under Sections 1.2 and 1.12. The term "Compaq
                                                               ------
Registrable Securities" means the 400,000 shares of Common Stock (subject to
----------------------
adjustment for stock splits, stock dividends, combinations or recapitalizations with respect to such shares) held by Compaq that have the registration rights set forth in the Compaq Rights Agreement.

         4.       Legend. Each certificate representing the shares of
                  ------
Preferred Stock held by the Investors shall be endorsed with the following legend (the "Legend"):
             ------
                 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
                  TERMS AND CONDITIONS, INCLUDING A MARKET STANDOFF RESTRICTION, OF A CERTAIN INVESTORS' RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATION."

         5.       Miscellaneous.
                  -------------

                  5.1  Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL
                       -------------
RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

                  5.2  Waivers and Amendments. This Agreement may be terminated
                       ----------------------
and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then outstanding (the "Majority Investors"); provided that if any such termination, amendment, waiver or other modification would adversely affect any Holder or group of Holders in a manner that is different than the other Holder or Holders, such termination, amendment, waiver or other modification shall also require the written consent of the Holders holding at least a majority of the Registrable Securities then held by such adversely affected Holder or group of Holders. Notwithstanding the foregoing, additional parties may be added as Holders under this Agreement (i) upon the transfer of rights hereunder in accordance with Sections 1.13 and/or 2.5(b) without further action; provided that such parties execute a counterpart hereto and agree to be bound by this Agreement as an "Investor" hereunder; or (ii) with the written consent of the Company and the Majority Investors. No such amendment or waiver shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any termination, amendment or waiver without the consent of the record holders of all of the Registrable Securities. Any termination, amendment or waiver effected in accordance with this Section 4.2, including any waiver of the Right of First Offer in Section 2.3 hereof by the Majority Investors, shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

                  5.3  Successors and Assigns. Except as otherwise expressly
                       ----------------------
provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including the transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  5.4  Entire Agreement. This Agreement constitutes the full and
                       ----------------
entire understanding and agreement among the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

                  5.5  Notices. All notices and other communications required or
                       -------
permitted under this Agreement shall be in writing and shall be delivered personally by hand, by courier, mailed by United States first-class mail, postage prepaid or sent by facsimile directed (a) if to an Holder, at such Holder's address or facsimile number address set forth in the Company's records, or at such other address or facsimile number as such Holder may designate by ten (10) days' advance written notice to the other parties hereto or (b) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, or upon confirmation of facsimile transfer.

                       Altiris, Inc.
                       588 West 400 South
                       Lindon, Utah 84042
                       Attn: Craig H. Christensen
                             Vice President and General Counsel
                       Telephone: (801) 805-2734
                       Facsimile: (801) 226-8506

                       With a copy to:
                       --------------
                      (which shall not constitute notice to the Company)

                       Wilson Sonsini Goodrich & Rosati
                       2795 E. Cottonwood Parkway, Suite 300
                       Salt Lake City, Utah 84121
                       Attn: Robert G. O'Connor, Esq.
                       Telephone: (801) 993-6411
                       Facsimile: (801) 993-6499

                  5.6  Interpretation. The words "include," "includes" and
                       --------------
"including" when used herein shall be deemed in each case to be followed by the words "without limitation." The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                  5.7  Severability. If one or more provisions of this Agreement
                       ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

                  5.8  Aggregation of Stock. All shares of Registrable
                       --------------------
Securities held or acquired by a Holder and its affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For purposes of the foregoing, any shares of Registrable Securities held by a Holder that (X) is a partnership, limited liability company or corporation shall be deemed to include shares held by (i) entities affiliated or under common investment management with such partnership, limited liability company or corporation, (ii) any partner (or retired partner), member (or retired member) or stockholder of such partnership, limited liability company or corporation, (iii) the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder, (iv) the estate of any such partner (or retired partner), member (or retired member) or stockholder and (v) any custodian or trustee for the benefit of any such partner (or retired partner), member (or retired member) or stockholder or the spouse, siblings, lineal descendants or ancestors of any such partner (or retired partner), member (or retired member) or stockholder and (Y) is an individual shall be deemed to include shares held by (i) the estate of such individual or
(ii) the spouse, siblings, lineal descendants or ancestors of such individual and any custodian or trustee for the benefit of any of the foregoing persons.

                  5.9  Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  5.10 Telecopy Execution and Delivery. A facsimile, telecopy
                       -------------------------------
or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                  5.11 Expenses. If any action at law or in equity is necessary
                       --------
to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  5.12 Severability. If one or more provisions of this Agreement
                       ------------
are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

                                  "COMPANY"
                                  ALTIRIS, INC.
                                  By:  /s/ Stephen C. Erickson
                                      ------------------------------------------
                                      Stephen C. Erickson
                                      Vice President and Chief Financial Officer

                                  "INVESTORS"

                                  TCV IV, L.P.
                                       a Delaware Limited Partnership
                                       By: Technology Crossover Management IV,
                                           L.L.C.,
                                       Its: General Partner

                                       By:  /s/ Robert C. Bensky
                                           ----------------------------------
                                            Name: Robert C. Bensky
                                            Title: Attorney in Fact



                                  TCV IV Strategic Partners, L.P.
                                       a Delaware Limited Partnership
                                       By: Technology Crossover Management IV,
                                           L.L.C.,
                                       Its: General Partner

                                       By:  /s/ Robert C. Bensky
                                           ----------------------------------
                                            Name: Robert C. Bensky
                                            Title: Attorney in Fact
                                    vSPRING SBIC, L.P.
                                    a Delaware Limited Partnership

                                    By:    vSpring SBIC Management, L.L.C.
                                    Its:   General Partner

                                    By:     /s/ Paul Alhstrom
                                           -------------------------------------
                                           Paul Alhstrom
                                           Managing Partner

                                    Address:
                                           vSpring SBIC, L.P.
                                           2825 E. Cottonwood Parkway, Suite 460
                                           Salt Lake City, Utah 84121
                                           Attention: Paul Alhstrom
                                           Telephone: (801) 942-8999
                                           Fax: (801) 942-1636
                                           Email: paul@vspring.com

                                    THE CANOPY GROUP, INC.

                                    By:     /s/ Ralph J. Yarro
                                           -------------------------------------
                                           Ralph J. Yarro
                                           President

                                    Address:
                                           The Canopy Group, Inc.
                                           333 South 520 West, Suite 300
                                           Lindon, Utah 84042
                                           Attention: Ralph J. Yarro
                                           Telephone: (801) 229-2223
                                           Fax: (801) 229-2458
                                           Email: Ralph@Canopy.com

                                    DELL VENTURES L.P.
                                    By: Dell Gen. P. Corp.
                                    Its General Partner

                                    By:  /s/ Stephen W. Bailey
                                        ----------------------------------
                                        Name:  Stephen W. Bailey
                                              ----------------------------
                                        Title: Vice President
                                              ----------------------------

                                    Address:
                                           Stephen W. Bailey
                                           Dell Ventures L.P.
                                           c/o Dell Computer Corporation
                                           Round Rock One, MS 9002
                                           One Dell Way
                                           Round Rock, Texas 78682

                                           With a copy to:
                                           Thomas H. Welch, Jr.
                                           Vice President and Deputy General
                                           Counsel
                                           Legal Department
                                           Dell Computer Corporation
                                           Round Rock One, MS 9003
                                           One Dell Way
                                           Round Rock, Texas 78682

                                   SCHEDULE A
                                   ----------

                              SCHEDULE OF INVESTORS

TCV IV, L.P.
Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Attention: Jay C. Hoag
Telephone: (650) 614-8210
Fax: (650) 614-8222
email: jhoag@tcv.com

with a copy to:
Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ 07041
Attention: Robert C. Bensky
Telephone: (973) 467-5320
Fax: (973) 467-5323
email: rbensky@tcv.com

TCV IV Strategic Partners, L.P.
(see contact information for TCV IV, L.P.)

vSpring SBIC, L.P.
2825 E. Cottonwood Parkway, Suite 460
Salt Lake City, UT 84121
Attention: Greg Warnock
Telephone: (801) 942-8999
Fax: (801) 894-1636
email: greg@vspring.com
The Canopy Group, Inc.
333 South 520 West, Suite 300
Lindon, Utah 84042
Attn: Ralph J. Yarro
Telephone: (801) 229-2223
Facsimile: (801) 229-2458
email: Ralph@Canopy.com

Dell Ventures L.P.
c/o Dell Computer Corporation
Round Rock One, MS 9002
One Dell Way
Round Rock, Texas 78682
Attention: Stephen W. Bailey

with a copy to:
Thomas H. Welch, Jr.
Vice President & Deputy General Counsel
Legal Department
Dell Computer Corporation
Round Rock One, MS 9003
One Dell Way
Round Rock, Texas 78682